EXHIBIT 99(c)
                                  CONSECO, INC.
                11825 North Pennsylvania Street, Carmel, IN 46032

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Each person signing this card hereby appoints as proxies Rollin M. Dick,  Thomas
J.  Kilian  and  Stephen  C.  Hilbert,  or any  of  them,  with  full  power  of substitution, to vote all shares of common stock and shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock which such person is entitled to vote at the Special Meeting of Shareholders of Conseco, Inc. ("Conseco"), to be held at the Conseco Conference Center, 530 North College Drive, Carmel, Indiana 46032 at 10:00 a.m. local time on ______________, 1998 and any adjournments thereof.

The proxies are hereby authorized to vote as follows:

1. Approval of the issuance of Conseco Common Stock as provided in the Agreement and Plan of Merger, dated as of April 6, 1998, by and among Conseco, Marble Acquisition Corp., a Delaware corporation wholly owned by Conseco ("Merger Sub") and Green Tree Financial Corporation, a Delaware corporation ("Green Tree"), pursuant to which, among other things, (i) Merger Sub will be merged with and into Green Tree, with Green Tree being the surviving corporation (the "Merger"), such that Green Tree will become a wholly owned subsidiary of Conseco, and (ii) each outstanding share of Green Tree Common Stock will be converted into 0.9165 of a share of Conseco Common Stock.

              [  ] FOR         [  ]  AGAINST          [  ]  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY, UNLESS OTHERWISE SPECIFIED, SHALL BE VOTED FOR ITEM 1.

                         Please sign below exactly as your name appears on the label. When signing as attorney, corporate officer or fiduciary, please give full title as such. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Joint Proxy Statement/Prospectus dated _______________ , 1998.

                         Dated__________________________________________________

                         Signature(s)___________________________________________




               PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.